THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY STATE  SECURITIES LAWS. THESE
SECURITIES MAY NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED  EXCEPT
PURSUANT TO REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR
UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 DECORIZE, INC.
               AMENDED AND RESTATED LINE OF CREDIT PROMISSORY NOTE

$1,000,000.00                                              Springfield, Missouri
                                                               December 10, 2003

     FOR VALUE RECEIVED, the undersigned, Decorize, Inc., a Delaware corporation
(hereinafter "Borrower") hereby promises to pay to the order of James K. Parsons
(hereinafter "Creditor"), the principal sum of One Million Dollars ($1,000,000), or, if greater or less, the aggregate  unpaid  principal  amount of all advances made by Creditor to Borrower  pursuant to the terms hereof, as shown on Schedule
I hereto, with interest thereon from the date hereof at a rate per annum that is
1.25% in excess of the prime  rate as  quoted in the Wall  Street  Journal  (the
"Prime Rate"),  said rate to change as and when said Prime Rate changes,  on the
30th day of September, 2004.

     This Amended and Restated Line of Credit  Promissory  Note (this "Note") is issued  in  replacement  of and  substitution  for that  certain  Line of Credit
Promissory  Note in the original  principal  amount of $800,000  (the  "Original
Note"),  which was issued on October 1, 2003.  Upon  issuance of this Note,  the
Original  Note  shall be of no  further  force or  effect,  and  shall be deemed amended and restated in its entirety by this Note.  This Note is secured by, and is entitled to the  benefits of, that certain  Subordinated  Security  Agreement dated as of even date herewith executed by Borrower in favor of the Creditor.

     All payments  received  with respect to this Note shall first be applied to interest accrued on the principal balance, and the remainder shall be applied to principal.

     As of the execution of this Note, Creditor has made advances to Borrower in the  aggregate  principal  amount of Eight Hundred  Thousand and No/100  Dollars
($800,000.00),  in the individual amounts set forth on Schedule I, which amounts shall be  deemed  to have  been  made as of the  respective  dates  set forth on
Schedule I, and interest shall be calculated on each advance from its respective date.  Thereafter,  from time to time upon five (5) days prior written notice to
Creditor,  Borrower may borrow such additional sums as it so desires, so long as the  aggregate  principal  amount  outstanding  does not  exceed  $1,000,000.00.
Borrower may not, however, borrow, repay, and reborrow any sums under this Note.

     Accrued interest on the outstanding principal balance of this Note shall be due and payable in monthly  instalments  on the 10th day of each calendar  month during the term hereof. Subject to the foregoing sentence, the entire balance of unpaid principal, plus all accrued interest

thereon,  shall be due and payable on September 30, 2004 (the "Maturity  Date");
provided,  however,  that the Borrower may elect to repay all amounts due on the
Maturity  Date in three  (3)  equal  installments  made on the  first day of the first, third and sixth calendar months following the Maturity Date,  together in each case with interest on such amount,  calculated at the then effective  Prime
Rate.

         Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     Should any of the following  events occur (an "Event of Default")  Borrower shall be in default  hereunder:  (a) if a payment of  principal  of, or interest accrued on, this Note is not paid when the same becomes due; provided,  however, that an  Event of  Default  shall  not be  deemed  to have  occurred  until  the expiration of a sixty (60) day period  commencing on the date written  notice is delivered  to  Borrower  of  such  non-payment;  or (b) if  Borrower  (i)  shall voluntarily  suspend the transaction of its business or if Borrower shall make a general  assignment  for the benefit of creditors,  (ii) shall be  adjudicated a
bankrupt,   or  shall  file  a  voluntary   petition  in  bankruptcy  or  for  a
reorganization or to effect a plan or other  arrangement with its creditors,  or if Borrower  shall file an answer to a  creditor's  petition  or other  petition against it (admitting the material  allegations  thereof) for an adjudication in bankruptcy  or for a  reorganization,  or (iii)  shall  apply for or permit  the appointment of a receiver,  trustee, or custodian for any substantial portion of its properties or assets; or (c) if bankruptcy,  reorganization,  or liquidation proceedings are instituted  against  Borrower and remain  undismissed for ninety
(90) days.

     In the event of default,  Borrower  agrees to pay all costs of  collection, including a reasonable  attorney  fee, if this Note is placed in the hands of an attorney for collection or if suit is filed hereon.

     Borrower  shall have the  privilege of making cash  payments in addition to those called for in this Note at any time without penalty.

     Payments  on this Note  shall be paid to the  Creditor  at 1938 E.  Phelps,
Springfield,  Missouri 65802, or such other address as he or any other holder of this Note may direct in writing.

     Pursuant to RSMo.ss.432.045, the Creditor hereby gives the following notice to the Borrower:

          "Oral  agreements or  commitments  to loan money,  extend credit or to forebear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable.  To protect you  (borrower(s))  and us
     (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing,  which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it."

     IN WITNESS  WHEREOF,  the Borrower,  by its duly authorized  officers,  has executed this Note as of the 10th day of December, 2003.

                                 DECORIZE, INC.

                                 By:  /s/ Alex Budzinsky
                                    ----------------------------------------------
                                 Name:    Alex Budzinsky
                                      --------------------------------------------
                                 Title:   Executive VP and Chief Financial Officer
                                 DECORIZE, INC.

                                   SCHEDULE I

                     Principal             Principal
Date                 Amount Advanced       Amount Repaid     Balance Outstanding

July 18, 2003        $150,000               -----                  $150,000

July 21, 2003        $150,000               -----                  $300,000

October  3, 2003     $500,000               -----                  $800,000

December 11, 2003    $200,000               -----                  $1,000,000